SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-A/A
                         Amendment No. 1
  To Registration Statement on Form 8-A, dated October 26, 1998

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934

                         VIVID TECHNOLOGIES, INC.
     (Exact Name of Registrant as Specified in its Charter)

           Delaware                    04-3054475
  (State of Incorporation or          (I.R.S. Employer
         Organization)              Identification No.)

       10E Commerce Way, Woburn, MA            01801
 (Address of Principal Executive Offices)    (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 000-28946

Securities to be registered pursuant to Section 12 (b) of the
Act:

     Title of Each Class         Name of Each Exchange on Which
     To Be So Registered         Each Class Is To Be Registered
            None                           None

Securities to be registered pursuant to Section 12 (g) of the
Act:

                 Preferred Share Purchase Rights
                        (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

     Reference is made to the description of the Preferred Share Purchase Rights contained in the Registrant's Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on October 26, 1998, which is incorporated herein by reference.

Item 2.        Exhibits.

4.01           Rights Agreement between the Registrant and
          American Stock Transfer & Trust Company, as Rights
          Agent, dated as of October 13, 1998.  (Filed as Exhibit
          4 to the Registrant's Form 8-K filed with the Commission on October 26, 1998).*

4.02           Amendment No. 1 to Rights Agreement, dated as of
          October 4, 1999.  (Filed as Exhibit 4.01 to the
          Registrant's Form 8-K filed with the Commission on October 8, 1999).*

_____________________________

          *    Not filed herewith.  In accordance with Rule 12b-
          32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.



                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 8, 1999        VIVID TECHNOLOGIES, INC.



                              By: /s/ William J. Frain
                                  William J. Frain
                                  Chief Financial Officer and Treasurer


                          EXHIBIT INDEX

Exhibit No.                   Description

 4.01           Rights Agreement between the Registrant and
                American Stock Transfer & Trust Company, as
                Rights Agent, dated as of October 13, 1998.
                (Filed as Exhibit 4 to the Registrant's Form
                8-K filed with the Commission on October 26, 1998).*

 4.02 Amendment No. 1 to Rights Agreement, dated as of October 4, 1999. (Filed as Exhibit 4.01 to the Registrant's Form 8-K filed with the Commission on October 8, 1999).*

____________

          *    Not filed herewith.  In accordance with Rule 12b-
          32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.